Exhibit 10.6

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

Amendment No. 1 to Employment Agreement (this “Amendment No. 1”), is entered into on February 26, 2020 (the “Amendment No. 1 Effective Date“), by and between Assembly Biosciences, Inc., a Delaware corporation with principal executive offices at 331 Oyster Pt. Blvd, Fourth Floor, South San Francisco, CA 94080 (the “Company”), and Thomas J. Russo, CFA (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive have entered into the Employment Agreement dated as of September 30, 2019 and effective as of October 28, 2019 (the “Existing Agreement”).

WHEREAS, the Company and the Executive desire to amend the Existing Agreement as provided in this Amendment No. 1 to, among other things, modify the definition of “Good Reason” following a Change of Control (as defined in the Existing Agreement) to include certain adverse modifications to the Executive’s reporting lines.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend the Existing Agreement as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment No.1, including the recitals, have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement. As of the Amendment No. 1 Effective Date, Section 7(d) of the Existing Agreement is hereby amended and restated as follows:

“(d)The Executive’s employment hereunder may be voluntarily terminated by the Executive for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean any of the following:  (i) any material reduction by the Company of the Executive’s duties, or  responsibilities or authority that, taken as a whole, results in a material diminution of position; provided, however, that a change in the Executive’s title or reporting relationship shall not by itself constitute a termination by the Executive for Good Reason under this clause (i); (ii) any material (meaning 10% or more) reduction by the Company of the Executive’s Base Salary and/or target Annual Performance Bonus payable hereunder (it being understood that an across-the-board reduction applicable to all similarly situated employees of the Company, including the Executive, shall not be deemed a reduction for purposes of this definition); (iii) in connection with a Change of Control or within the COC Period following a Change of Control, a material adverse change in the reporting structure or title applicable to the Executive, including an adverse change arising from a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report (e.g., the Executive no longer reports to the Chief Executive Officer of the Company or its successor); (iv) any requirement by the Company, without the Executive’s prior written consent, that the Executive locate the Executive’s residence or primary place of employment

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to a location outside a 50-mile radius of such location mutually agreed upon between the Company and the Executive as of the Effective Date, or such other location that the Company and the Executive may mutually agree upon and designate from time to time during the Term;  or (v) a material breach by the Company of Section 6(b) of this Agreement which is not cured by the Company within thirty (30) days after written notice thereof is given to the Company by the Executive.  However, notwithstanding the above, Good Reason shall not exist unless: (x) the Executive notifies in writing the Chief Executive Officer within thirty (30) days of the initial existence of one of the adverse events described above, and (y) the Company fails to correct the adverse event within thirty (30) days of such written notice, and (z) the Executive’s voluntary termination because of the existence of one or more of the adverse events described above occurs within ninety (90) days of the initial existence of the event.”

3.Date of Effectiveness; Limited Effect. This Amendment No.1 will become effective as of the Amendment No.1 Effective Date. Except as expressly provided in this Amendment No.1, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment No.1 Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import shall mean the Existing Agreement as amended by this Amendment No.1.

4.Miscellaneous.

(a)This Amendment No.1 is governed by and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.

(b)This Amendment No.1 shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)The headings in this Amendment No.1 are for reference only and do not affect the interpretation of this Amendment No.1.

(d)This Amendment No.1 may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No.1 electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment No.1.

(e)The Existing Agreement, as amended by this Amendment No.1, constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No.1 as of the date first written above.

ASSEMBLY BIOSCIENCES, INC.

By	/s/ John G. McHutchison, A.O., M.D.
Name:	John G. McHutchison, A.O., M.D.
Title:	Chief Executive Officer and President

/s/ Thomas J. Russo, CFA
Thomas J. Russo, CFA

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